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                                                                   EXHIBIT 10(d)

                                    AGREEMENT


         This AGREEMENT made as of this 26th day of February, 1998 by and between NATIONAL FOUNDATION ON GERENTOLOGY, INC. (hereinafter "NFG"), a Georgia non-profit corporation and JUST LIKE HOME, INC., JLH MANAGEMENT CORP., JLH SERIES, INC., and JLH IV, INC. (collectively "JLH").

         WHEREAS, on March 3, 1994, NFG, as borrower, entered into a duly authorized written Trust Indenture ("Trust Indenture") with Sentinel Trust Company ("Sentinel"), as trustee, to provide for the issuance of $2,500,000.00 of First Mortgage Taxable Revenue Bonds, Series 1994 ("Series 1994 Notes") to allow NFG to finance the acquisition of four assisted living facilities ("Facilities"), and

         WHEREAS, NFG was obligated to make scheduled payments into a bond fund established for the benefit of the holders of the Series 1994 Notes and on November 6, 1997, NFG defaulted under the terms of the Trust Indenture and failed to cure the default within the requisite time such that NFG is in default of the Trust Indenture; and

         WHEREAS, on March 3, 1994, NFG entered into a Management Agreement with JLH Management Corp., a Florida corporation, to manage the Facilities in accordance with the terms and conditions of the Management Agreement, which Agreement was terminable upon sixty (60) days written notice (the "Management Agreement"), and

         WHEREAS, in an effort to avoid having a receiver appointed, causing resident and staff concerns, and incurring negative publicity, NFG's Board of Directors resigned on December 19, 1996, and a new Board of Directors was duly elected, and

         WHEREAS, on January 5, 1998, NFG's newly constituted Board of Directors gave the requisite sixty (60) days written notice to JLH of its intent to terminate the March 3, 1994 Management Agreement by and between NFG and JLH Management Corp., which notice of termination was duly accepted and agreed to by JLH effective March 6, 1998, and

         WHEREAS, NFG and JLH intend to enter into this Agreement to avoid the appointment of a receiver, to avert any negative publicity that JLH might otherwise have to endure, to maintain the Facilities' occupancy and revenues, and to provide for the transition of management from JLH Management Corp. to a new management company that NFG will hire to assume management of the Facilities based upon a negotiated Management Agreement with the new manager.



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         NOW THEREFORE, in consideration of the respective representations, covenants and agreements hereinafter contained, NFG and JLH do hereby agree as follows:

SECTION 1.  TRANSFER OF MANAGEMENT AND CONTROL.

         A. JLH shall transfer management control and possession of the Facilities, including cash and all tangible and intangible assets related thereto (hereinafter "Possession") to NFG or NFG's designee on or about April 1, 1998. However, JLH agrees to manage the Facilities without fee but otherwise per Management Agreement on a month to month basis until May 1, 1998 at the written request of NFG.

         B. JLH shall provide and deliver to NFG on the date of Possession, a final accounting, reflecting accounts payable, accounts receivable, and the balance of income and expenses on the Facilities as of the date of termination.

         C. JLH shall provide and deliver to NFG on the date of Possession, all books, records, contracts, leases, documents, receipts and other papers or documents which pertain to the Facility and have been held by JLH or its agents or assigns.

         D. JLH shall execute any and all transfer documents associated with the orderly transfer of management and operation of the Facilities as NFG may from time to time direct, it being the intent of the parties hereto to protect the health, welfare and well being of the residents of the Facilities, to assure the staff of their continued anticipated employment, and to maintain, to the extent possible, the Facilities occupancy and revenues.

         E. JLH shall, on or about the date of Possession, make the appropriate introductions and set appointments for NFG representative(s) to meet with the current Facilities management personnel to explain the transition in management and operations. JLH Management Corp. may be present at such meetings.

         F. JLH and NFG agree to effect the transition of Possession in a manner so as to eliminate any inconvenience to the residents, staff and local assisted living market. Both parties agree to refrain from negative comments about the other.

         G. As of the date of Possession, the Management Agreement shall be terminated and deemed void and of no further force or effect.

         H. For and in consideration of the promises and conveyances contained herein, NFG, on behalf of its parents, subsidiaries, successors and assigns, officers, directors, employees and agents, on the date of Possession, releases and forever discharges JLH, its respective parents, subsidiaries, successors and assigns, officers, directors, employees and agents, of and from any and all claims, demands, rights, actions and causes of action of whatsoever kind or nature, accrued or unaccrued, known or unknown, whether in law or in equity, which NFG has or claims to have against JLH,



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including, but not limited to, all claims arising out of, caused by or in any way related to the management of the Facilities by JLH, the terms and conditions contained in the Management Agreement, and of and from any and all claims for breach of covenants not to compete, conversion or proprietary information or trade secrets, breach of fiduciary duty, usurpation of a corporate opportunity, and tortious interference with contract, and of and from any and all claims asserted or which may have been asserted by NFG at any time.

         For and in consideration of the payments, promises and releases contained herein, JLH, on behalf of its parents, subsidiaries, successors and assigns, officers, directors, agents and employees, does hereby release and forever discharge NFG, its parents, subsidiaries, successors and assigns, officers, directors, employees and agents, of and from any and all claims, demands, rights, actions and causes of action of whatsoever kind or nature, whether in law or in equity, known or unknown, which JLH has or claims to have against NFG, whether know to it or not, including, but not limited to, all claims arising out of, caused by or in any way related to the management of the Facilities by JLH, the termination of the Management Agreement and of and from any and all claims for breach of covenants not to compete, conversion or proprietary information or trade secrets, breach of fiduciary duty, usurpation of a corporate opportunity, and tortious interference with contract, and of any from any and all claims asserted or which may have been asserted by JLH at any time.

         I. The parties acknowledge and agree that the Agreement is the result of compromise entered into in good faith and shall never, for any purpose, be considered an admission of liability or responsibility concerning any possible claim or claims.

SECTION 2.  RELEASES AND REPRESENTATIONS CONCERNING INDEBTEDNESS.

         A. JLH shall deliver to NFG, on the date of Possession, the following notes: i) The original Promissory Note, dated June 30, 1996, issued by National Foundation on Gerontology, Inc. and payable to Just Like Home Management Corp., in the principal sum of $252,015.00 with the note and all interest, penalties and fees satisfied, released or canceled in full; and ii) The original Mortgage Note, dated June 30, 1996, in the principal sum of $622,500.00 payable to JLH Series I, Inc. and JLH IV, Inc., with note and all interest, penalties and fees satisfied, released or canceled in full.

         B. JLH shall deliver to NFG, the date of Possession, a general release signed and sealed by the duly authorized officers of JLH to the effect that any and all indebtedness including, but not limited to, Promissory Notes, Mortgage Notes, loans, advances, claims, chattel paper, penalties, interest, fees, contract liabilities, or any other form of indebtedness of NFG to JLH, or any of its assignees, has been released and discharged.

SECTION 3.  ASSUMPTION OF LIABILITIES.



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         A. Liabilities Prior to Termination. JLH shall be responsible, and indemnify NFG for all bills and obligations incurred in connection with the management and operation of the Facilities and not incurred in the required day to day operational needs of NFG. The intent of the parties is that operational expenses shall be the obligation of NFG. NFG expects that cash balances as of the date of Possession is in excess of or equal to accounts payable.

         B. Liabilities After Termination. NFG shall assume responsibility and indemnify JLH for all bills and obligations to be incurred in connection with the management and operation of the Facilities from and after the date of transfer of Possession with pro-rations to be agreed upon between NFG and JLH for any amounts owed, the source of which cannot reasonably be identified with specificity, until after the change in possession takes place. In the event a pro-ration cannot be agreed upon between the parties, the parties agree to settle their dispute by arbitration in accordance with Section 12, herein.

SECTION 4. NEWS RELEASE. NFG and JLH agree to jointly release, on or about the date of Possession, that certain Press Release attached hereto as "Exhibit A".

SECTION 5. APPROVALS. JLH and NFG have hereby executed this Agreement subject to the approval of their respective Boards of Directors, the resolutions of which will be completed and submitted to the other within ten (10) days of execution hereof. In the event of failure of either or both to accept the Agreement, then this Agreement shall terminate on such date, with no further obligation or liability to accrue to either party as a result hereof.

SECTION 6.  COMMENCEMENT. This Agreement commences on the date signed.

SECTION 7. BINDING EFFECT. This agreement shall be binding upon an inure to the benefit of the parties and their respective representatives, agents, employees, officers, directors, successors, heirs and assigns.

SECTION 8. SEVERABILITY. If any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 10. TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

SECTION 11. ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is



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agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

SECTION 12. ARBITRATION. If any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any Court having jurisdiction thereof.

SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 14. PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

SECTION 15. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

SECTION 16. ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

SECTION 17. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person, entity, or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be effected thereby.

SECTION 18. CONFIDENTIALITY. Except as expressly set forth herein, or as required by law, neither party to this Agreement shall release any announcement or provide any information concerning this Agreement or any transaction contemplated hereby for a period of twelve (12) months.

SECTION 19. USE OF JLH NAME. As of the date of Possession, NFG will cease using the name Just Like Home, Inc. (R), at or about the Facilities or in any manner with regard to the use or operation of the Facilities. All signage and other reference to the JLH corporate name and logo will be physically removed from the premises of the Facilities. Additionally, any continuing accounts for utilities, supplies, or other applicable services in the name of JLH shall be renamed to reflect NFG or its designee.



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         IN WITNESS WHEREOF, NFG and JLH have caused this Agreement to be executed as of the date first written above.

                                                     NATIONAL FOUNDATION ON GERENTOLOGY, INC.


                                                     ----------------------------------------
                                                     President


(Seal)                                               Attest:
                                                            ---------------------------------
                                                     Secretary



                                                     JUST LIKE HOME, INC.


                                                     ----------------------------------------
                                                     President


(Seal)                                               Attest:
                                                            ---------------------------------
                                                     Secretary



                                                     JLH Management Corp.


                                                     ----------------------------------------
                                                     President


(Seal)                                               Attest:
                                                            ---------------------------------
                                                     Secretary



                                                     JLH Series I, Inc.


                                                     ----------------------------------------
                                                     President


(Seal)                                               Attest:
                                                            ---------------------------------
                                                     Secretary



                                                     JLH IV, Inc.


                                                     ----------------------------------------
                                                     President


(Seal)                                               Attest:
                                                            ---------------------------------
                                                     Secretary